UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2014

SEARS HOMETOWN AND OUTLET STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (847) 286-7000
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2014 Sears Hometown and Outlet Stores, Inc. (the “Company”) held its Annual Meeting of Stockholders at 3333 Beverly Road, Hoffman Estates, Illinois 60179. The meeting was held to vote on the matters described below.

1.
Election of Directors. E.J. Bird, Jeffrey Flug, James F. Gooch, William R. Harker, W. Bruce Johnson, and Josephine Linden were elected to the Board of Directors of the Company for one-year terms expiring at the 2015 Annual Meeting of Stockholders or until their successors are elected and qualified. The votes on this matter were as follows:

Name	For	Withheld	Broker Non-Votes
E.J. Bird	15,933,180	3,463,384	2,339,519
Jeffrey Flug	18,161,861	1,234,703	2,339,519
James F. Gooch	18,778,663	617,901	2,339,519
William R. Harker	16,234,329	3,162,235	2,339,519
W. Bruce Johnson	16,242,513	3,154,051	2,339,519
Josephine Linden	17,241,622	2,154,942	2,339,519

2.
Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers. The stockholders approved, by an advisory vote, the compensation of the Company’s named executive officers. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
19,222,847	168,722	4,995	2,339,519

3.
Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for 2014. The stockholders ratified the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2014. The votes on this matter were as follows:

For	Against	Abstain
21,635,923	92,147	8,013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen
Vice President, General Counsel, and Secretary
Date: May 28, 2014